BlackRock Funds II (the "Registrant")
BlackRock LifePath(r) Smart Beta 2020 Fund
BlackRock LifePath(r) Smart Beta 2025 Fund
BlackRock LifePath(r) Smart Beta 2030 Fund
BlackRock LifePath(r) Smart Beta 2035 Fund
BlackRock LifePath(r) Smart Beta 2040 Fund
BlackRock LifePath(r) Smart Beta 2045 Fund
BlackRock LifePath(r) Smart Beta 2050 Fund
BlackRock LifePath(r) Smart Beta 2055 Fund
BlackRock LifePath(r) Smart Beta 2060 Fund
BlackRock LifePath(r) Smart Beta Retirement Fund


77Q1(d):

Copies of all constituent instruments defining the rights of holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I
Attached please find as an exhibit to sub-item 77Q1(d) of Form N-SAR a copy of the Registrant's Fifth Amended and Restated Plan Pursuant to Rule 18f-3 Under the Investment
Company Act.

Exhibit 77Q1(d)
BLACKROCK FUNDS II
(the "Fund")
FIFTH AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3
FOR
OPERATION OF
A MULTI-CLASS DISTRIBUTION SYSTEM
I. INTRODUCTION
            On February 23, 1995, the Securities and
Exchange Commission (the
"Commission") promulgated Rule 18f-3 under the
Investment Company Act of 1940, as
amended (the "1940 Act"), which permits the creation
and operation of a multi-class distribution
system without the need to obtain an exemptive order
under Section 18 of the 1940 Act.  Rule
18f-3, which became effective on April 3, 1995,
requires an investment company to file with the
Commission a written plan specifying all of the
differences among the classes, including the
various services offered to shareholders, the
different distribution arrangements for each class,
the methods for allocating expenses relating to those
differences and any conversion features or
exchange privileges.  The Board of Trustees of the
Fund approved this Fifth Amended and
Restated Plan, effective June 28, 2017, in connection
with the Fund's operation of its current
multi-class distribution system in compliance with
Rule 18f-3.
II. ATTRIBUTES OF CLASSES
A.            Generally
            Each investment portfolio of the Fund
(each a "Portfolio" and, collectively, the
"Portfolios") as set out in Appendix A hereto may
offer up to 13 of the following classes of
shares: Service Shares; Investor A Shares; Investor B
Shares; Investor C Shares; Institutional
Shares; Investor A1 Shares; Investor B1 Shares;
Investor C1 Shares; Investor C2 Shares;
Investor C3 Shares; Class R Shares; Class K Shares and
Class T Shares.
            In general, shares of each class shall be
identical except for different expense
variables (which will result in different yields or
total returns for each class), certain related
rights and certain shareholder services.  More
particularly, Investor A Shares, Investor B Shares,
Investor C Shares, Service Shares, Institutional
Shares, Investor A1 Shares, Investor B1 Shares,
Investor C1 Shares, Investor C2 Shares, Investor C3
Shares, Class R Shares,  Class K Shares and
Class T Shares of each Portfolio shall represent equal
pro rata interests in the assets of the
particular Portfolio, and shall be identical in all
respects, except for: (a) the impact of (i)
distribution and shareholder servicing expenses under
the Fund's Distribution and Service Plan
assessed to each particular share class; (ii) transfer
agency and certain administration expenses
assessed from time to time to particular share
classes; and (iii) any other expenses identified
from time to time that should be properly allocated to
each particular share class so long as any
changes in expense allocations are reviewed and
approved by a vote of the Board of Trustees,
including a majority of the non-interested trustees;
(b) the fact that each class shall vote
separately on any matter submitted to shareholders
that pertains to (i) the Fund's Distribution and
Service Plan applicable to such class and (ii) the
class expenses borne by such class; (c) the
exchange privileges and/or conversion features of each
class of shares; (d) the sales charge(s)
applicable to certain classes of shares; (e) the
designation of each class of shares of a Portfolio;
and (f) the different shareholder services relating to
each class of shares.
B.            Sales Charges; Distribution
Arrangements; Other Expenses
            Investor A Shares
            Investor A Shares shall be available for
purchase through securities brokers,
dealers or financial institutions or through the
Fund's transfer agent, subject to restrictions
described in their prospectus.
            Investor A Shares of the Fund's equity
portfolios (the "Equity Portfolios") and
bond portfolios (the "Bond Portfolios") generally
shall be subject to a front-end sales charge at
the rates (and subject to the reductions and
exemptions) described in their prospectus.  When the
aggregate offering price of Investor A Shares of the
Equity and Bond Portfolios purchased by an
investor qualifies the investor to purchase such
shares without paying a front-end sales charge, a
contingent deferred sales charge may be imposed at the
rates (and subject to the reductions and
exemptions) described in the prospectus.  Investor A
Shares of the Fund's money market
portfolios, if any (the "Money Market Portfolios"),
shall not be subject to a sales charge.
            Investor A Shares of a Portfolio shall
bear the expense of distribution and
shareholder servicing fees described in the
prospectus, if any.
            Distribution fees shall be payable to the
Fund's distributor and/or to BlackRock
Advisors, LLC or its affiliates (collectively,
"BlackRock") primarily: (i) to compensate the
distributor for distribution and sales support
services and to reimburse the distributor for related
expenses, including payments to brokers, dealers,
other financial institutions or other industry
professionals (collectively, "Selling Agents") for
sales support services; and (ii) to compensate
BlackRock for sales support services and to reimburse
BlackRock for related expenses, including
payments to Selling Agents for sales support services.
The Fund's distributor, BlackRock and
other parties may each make payments without
limitation as to amount in connection with
distribution or sales support activities relating to
Investor A Shares out of its past profits or any
additional sources (other than distribution fees)
which are available to it.
            Shareholder servicing fees shall be
payable to brokers, dealers, other financial
institutions or other industry professionals
(including BlackRock) (collectively, "Service
Agents") for general shareholder liaison services.
            Investor A1 Shares
            Investor A1 Shares are to be issued in
connection with certain business
combinations and generally shall not be available for
purchase by the general public.  Additional
Investor A1 Shares shall only be issued in connection
with the reinvestment of dividends and
other distributions and to certain qualified employee
benefit plans.  Investor A1 Shares of the
Equity and Bond Portfolios may be subject to a front-
end or contingent deferred sales charge at
the rates (and subject to the reductions and
exemptions) described in the prospectus.
            Investor A1 Shares of a Portfolio shall
bear the expense of distribution and
shareholder servicing fees described in the
prospectus, if any.
            Distribution fees shall be payable to the
Fund's distributor and/or to BlackRock
primarily: (i) to compensate the distributor for
distribution and sales support services and to
reimburse the distributor for related expenses,
including payments to Selling Agents for sales
support services; and (ii) to compensate BlackRock for
sales support services and to reimburse
BlackRock for related expenses, including payments to
Selling Agents for sales support
services.  The Fund's distributor, BlackRock and other
parties may each make payments without
limitation as to amount in connection with
distribution or sales support activities relating to
Investor A1 Shares out of its past profits or any
additional sources (other than distribution fees)
which are available to it.
            Shareholder servicing fees shall be
payable to Service Agents for general
shareholder liaison services.
            Investor B Shares and Investor C Shares
            Investor B Shares and Investor C Shares
shall be available for purchase through
securities brokers, dealers or financial institutions
or through the Fund's transfer agent, subject to
restrictions described in their prospectus.  Investor
B Shares and Investor C Shares of the Equity
and Bond Portfolios generally shall be subject to a
contingent deferred sales charge at the rates
(and subject to the reductions and exemptions)
described in their prospectus.
            Investor B Shares and Investor C Shares of
a Portfolio shall bear the expense of
distribution and shareholder servicing fees described
in the prospectus, if any.
            Distribution fees shall be payable to the
Fund's distributor and/or to BlackRock
primarily: (i) to compensate the distributor for
distribution and sales support services and to
reimburse the distributor for related expenses,
including payments to Selling Agents for sales
support services; and (ii) to compensate BlackRock for
sales support services and to reimburse
BlackRock for related expenses, including payments to
Selling Agents for sales support
services.  The Fund's distributor, BlackRock and other
parties may each make payments without
limitation as to amount in connection with
distribution or sales support activities relating to
Investor B Shares and Investor C Shares out of its
past profits or any additional sources (other
than distribution fees) which are available to it.
            Shareholder servicing fees shall be
payable to Service Agents for general
shareholder liaison services.
            Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and Investor C3
Shares
            Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and Investor C3
Shares are to be issued in connection with certain
business combinations and generally shall not
be available for purchase by the general public.
Additional Investor B1 Shares, Investor C1
Shares, Investor C2 Shares and Investor C3 Shares
shall only be issued in connection with the
reinvestment of dividends and other distributions and
to certain qualified employee benefit
plans.  Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and Investor C3 Shares of the
Equity and Bond Portfolios generally shall be subject
to a contingent deferred sales charge at the
rates (and subject to the reductions and exemptions)
described in their prospectus.
            Investor B1 Shares, Investor C1 Shares,
Investor C2 Shares and Investor C3
Shares of a Portfolio shall bear the expense of
distribution and shareholder servicing fees
described in the prospectus, if any.
            Distribution fees shall be payable to the
Fund's distributor and/or to BlackRock
primarily: (i) to compensate the distributor for
distribution and sales support services and to
reimburse the distributor for related expenses,
including payments to Selling Agents for sales
support services; and (ii) to compensate BlackRock for
sales support services and to reimburse
BlackRock for related expenses, including payments to
Selling Agents for sales support
services.  The Fund's distributor, BlackRock and other
parties may each make payments without
limitation as to amount in connection with
distribution or sales support activities relating to
Investor B1 Shares, Investor C1 Shares, Investor C2
Shares and Investor C3 Shares out of its
past profits or any additional sources (other than
distribution fees) which are available to it.
            Shareholder servicing fees shall be
payable to Service Agents for general
shareholder liaison services.
            Service Shares
            Service Shares shall be available for
purchase by institutions which act on behalf
of their customers maintaining accounts with such
institutions and which provide their customers
with certain shareholder services, subject to
restrictions described in their prospectus.  Service
Shares shall also be available to investors acquiring
Service Shares in connection with certain
business combinations ("Direct Service Investors") and
investors that participate in certain asset
allocation programs described in the prospectus.
Service Shares of a Portfolio shall not be
subject to a sales charge.
            Service Shares of a Portfolio shall bear
the expense of shareholder servicing fees
described in the prospectus, if any.
            Shareholder servicing fees shall be
payable to Service Agents for general
shareholder liaison services.
            The Fund's distributor, BlackRock and
other parties may each make payments
without limitation as to amount in connection with
distribution or sales support activities relating
to Service Shares out of its past profits or any
sources which are available to it.
            Institutional Shares
            Institutional Shares shall be available
from the distributor for purchase by
institutional investors, individuals and others
meeting certain minimum investment and other
requirements described in the prospectus.
Institutional Shares shall also be available for
purchase through financial intermediaries that have
entered into an agreement with the
distributor to offer such shares on a platform that
charges a transaction-based sales commission
outside of the Portfolio. Institutional Shares shall
not be subject to a sales charge or a separate
fee payable pursuant to any distribution plan or
shareholder servicing plan.  The Fund's
distributor, BlackRock and other parties may each make
payments without limitation as to
amount in connection with distribution or sales
support activities relating to Institutional Shares
out of its past profits or any sources which are
available to it.
            Class R Shares
            Class R Shares shall be available for
purchase only through certain retirement
plans, subject to restrictions described in their
prospectus.  Class R Shares of a Portfolio shall not
be subject to a sales charge.
            Class R Shares of a Portfolio shall bear
the expense of distribution and
shareholder servicing fees described in the
prospectus, if any.
            Distribution fees shall be payable to the
Fund's distributor and/or to BlackRock
primarily: (i) to compensate the distributor for
distribution and sales support services and to
reimburse the distributor for related expenses,
including payments to Selling Agents for sales
support services; and (ii) to compensate BlackRock for
sales support services and to reimburse
BlackRock for related expenses, including payments to
Selling Agents for sales support
services.  The Fund's distributor, BlackRock and other
parties may each make payments without
limitation as to amount in connection with
distribution or sales support activities relating to
Class
R Shares out of its past profits or any additional
sources (other than distribution fees) which are
available to it.
            Shareholder servicing fees shall be
payable to Service Agents for general
shareholder liaison services.
            Class K Shares
            Class K Shares shall be available only to
(i) certain employee benefit plans, such
as health savings accounts, and certain employer-
sponsored retirement plans (not including SEP
IRAs, SIMPLE IRAs and SARSEPs), (ii) collective trust
funds, investment companies and other
pooled investment vehicles, each of which may purchase
shares of a Portfolio through a financial
professional or selected securities dealer, broker,
investment adviser, service provider or industry
professional (including BlackRock, The PNC Financial
Services Group, Inc. and their respective
affiliates) (each a "Financial Intermediary") that has
entered into an agreement with the Fund's
distributor to purchase such shares, (iii)
"Institutional Investors," which include, but are not
limited to, endowments, foundations, family offices,
banks and bank trusts, local, city, and state
governmental institutions, corporations and insurance
company separate accounts, each of which
may purchase shares of a Portfolio through a Financial
Intermediary that has entered into an
agreement with the Fund's distributor to purchase such
shares and (iv) any other investors who
met the eligibility criteria for BlackRock Shares or
Class K Shares prior to August 15, 2016 and
have continually held Class K Shares of the Portfolio
in the same account since August 15, 2016.
            Class K Shares of a Portfolio are also
available to employees, officers and
directors/trustees of BlackRock, Inc. and of mutual
funds sponsored and advised by BlackRock
and immediate family members of such persons, if they
open an account directly with
BlackRock. Class K Shares are not subject to sales
charges or distribution fees.
            Class T Shares
            Class T Shares shall be available for
purchase through certain securities brokers,
dealers or financial institutions, subject to
restrictions described in the prospectus.
            Class T Shares generally shall be subject
to a front-end sales charge at the rates
(and subject to the reductions and exemptions)
described in their prospectus.  Class T Shares
shall bear the expense of distribution and shareholder
servicing fees described in the prospectus,
if any.
            Distribution fees shall be payable to the
Fund's distributor and/or to BlackRock
primarily: (i) to compensate the distributor for
distribution and sales support services and to
reimburse the distributor for related expenses,
including payments to Selling Agents for sales
support services; and (ii) to compensate BlackRock for
sales support services and to reimburse
BlackRock for related expenses, including payments to
Selling Agents for sales support
services.  The Fund's distributor, BlackRock and other
parties may each make payments without
limitation as to amount in connection with
distribution or sales support activities relating to
Class
T Shares out of its past profits or any additional
sources (other than distribution fees) which are
available to it.
            Shareholder servicing fees shall be
payable to Service Agents for general
shareholder liaison services.
            Other Class-Specific Expenses
            In addition to the class-specific expenses
mentioned above, each class of shares
shall bear the transfer agency expenses and class-
specific administration expenses payable to the
transfer agent and administrators for such share class
under agreements approved by the Fund's
Board of Trustees from time to time.
C.            Exchange Privileges
Investor A Shares and Investor A1 Shares
            A holder of Investor A Shares or Investor
A1 Shares in a Portfolio generally shall
be permitted to exchange his shares for Investor A
Shares of any other Portfolio of the
BlackRock Fund family at the net asset value of such
shares next determined after the transfer
agent's receipt of a request for an exchange, plus any
applicable sales charge, subject to the
restrictions described in the prospectus.
            Investor B Shares and Investor B1 Shares
            A holder of Investor B Shares or Investor
B1 Shares of a Portfolio generally shall
be permitted to exchange his shares for Investor B
Shares of any other Portfolio of the
BlackRock Fund family at the net asset value of such
shares next determined after the transfer
agent's receipt of a request for an exchange, subject
to the restrictions described in the
prospectus.
            Investor C Shares, Investor C1 Shares,
Investor C2 Shares and Investor C3
Shares
            A holder of Investor C Shares, Investor C1
Shares, Investor C2 Shares, or
Investor C3 Shares of a Portfolio generally shall be
permitted to exchange his shares for Investor
C Shares of any other Portfolio of the BlackRock Fund
family at the net asset value of such
shares next determined after the transfer agent's
receipt of a request for an exchange, subject to
the restrictions described in the prospectus.
            Service Shares
            Unless he is a Direct Service Investor, a
holder of Service Shares in a Portfolio
generally shall be permitted to exchange his shares
for Service Shares of any other Portfolio of
the BlackRock Fund family at the net asset value of
such shares next determined after the
transfer agent's receipt of a request for an exchange,
subject to the restrictions described in the
prospectus.    To the extent permitted from time to
time by the Fund, at the election of Direct
Service Investors, Service Shares of a Portfolio may be exchanged for Investor A Shares of the same Portfolio on the basis of the net asset values of each class of shares next determined after the transfer agent's receipt of an exchange request, subject to the restrictions described in the prospectus. Except as stated above, Direct Service
Investors shall have no exchange privileges.
            Institutional Shares
            A holder of Institutional Shares in a
Portfolio generally shall be permitted to exchange such shares for Institutional Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
            Class R Shares
            The Fund shall not offer Class R Shares
with an exchange privilege.
            Class K Shares
            A holder of Class K Shares in a Portfolio generally shall be permitted to exchange his shares for Class K Shares of any other Portfolio of the BlackRock Fund family at the net asset value of such shares next determined after the transfer agent's receipt of a request for an exchange, subject to the restrictions described in the prospectus.
            Class T Shares
            The Fund shall not offer Class T Shares
with an exchange privilege.
D.            Conversion Features
Investor A Shares and Investor A1 Shares
            The Fund shall not offer Investor A Shares or Investor A1 Shares with a conversion feature.
            Investor B Shares and Investor B1 Shares
            A certain number of years (specified in
the prospectus) after the date of purchase or acquisition, Investor B Shares or Investor B1
Shares of a Portfolio shall automatically convert to Investor A or Investor A1 Shares, as stated in the prospectus, of the same Portfolio at the net asset value of each class of shares at the time of conversion. Upon each conversion of Investor B
Shares or Investor B1 Shares of a Portfolio that were not acquired through reinvestment of dividends or distributions, a proportionate amount of Investor B Shares or Investor B1 Shares, as the case may be, of such Portfolio that were acquired through reinvestments of dividends or distributions will likewise automatically convert to Investor A Shares or Investor A1 Shares, as stated in the prospectus, of the same Portfolio.
            Investor C Shares, Investor C1 Shares,
Investor C2 Shares and Investor C3
Shares
            The Fund shall not offer Investor C
Shares, Investor C1 Shares or Investor C2
Shares with a conversion feature.
            Service Shares, Institutional Shares,
Class R Shares, Class K Shares and
Class T Shares
            The Fund shall not offer Service Shares,
Institutional Shares, Class R Shares,
Class K Shares or Class T Shares with a conversion feature.
E.             Shareholder Services
      1.             Systematic Withdrawal Program
            The Fund shall offer a systematic
withdrawal program, subject to the restrictions described in the prospectus, whereby, in general: (i) investors may arrange to have Investor A
Shares, Investor A1 Shares, Investor B Shares,
Investor B1 Shares, Investor C Shares, Investor
C1 Shares, Investor C2 Shares, Investor C3 Shares or
Class T Shares redeemed automatically;
and (ii) Direct Service Investors may arrange to have Service Shares redeemed automatically.
            The Fund shall not offer a systematic
withdrawal program to investors in
Institutional Shares,  Class R Shares or Class K
Shares or to investors in Service Shares who are not Direct Service Investors.
      2.             Automatic Investing Program
            The Fund shall offer an automatic
investing program, subject to the restrictions described in the prospectus, whereby, in general: (i) an investor may arrange to have Investor A
Shares, Investor B Shares, Investor C Shares or Class
T Shares purchased automatically by
authorizing the Fund's transfer agent to withdraw funds from the investor's bank account; and
(ii) a Direct Service Investor may arrange to have Service Shares purchased automatically by authorizing the Fund's transfer agent to withdraw funds from the Direct Service Investor's bank account.
            The Fund shall not offer the automatic
investment program to investors in
Investor A1 Shares, Investor B1 Shares,  Investor C1
Shares, Investor C2 Shares, Investor C3
Shares, Institutional Shares, Class R Shares or Class
K Shares or to investors in Service Shares who are not Direct Service Investors.
      3.             Systematic Exchange Program
            The Fund shall offer a systematic exchange program, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have Investor A
Shares, Investor A1 Shares, Investor B Shares,
Investor B1 Shares, Investor C Shares, Investor
C1 Shares, Investor C2 Shares or Investor C3 Shares exchanged automatically from one
Portfolio to up to four other Portfolios.
            The Fund shall not offer the systematic
exchange program to investors in Service
Shares, Institutional Shares, Class R Shares, Class K
Shares or Class T Shares.
      4.             Dividend Allocation Plan
            The Fund shall offer a dividend allocation plan, subject to the restrictions described in the prospectus, whereby, in general, an investor may arrange to have dividends and distributions on such Investor A Shares, Investor A1
Shares, Investor B Shares, Investor B1
Shares, Investor C Shares, Investor C1 Shares,
Investor C2 Shares or Investor C3 Shares of one
Portfolio automatically invested in another Portfolio.
            The Fund shall not offer the dividend
allocation plan to investors in Service
Shares, Institutional Shares, Class R Shares, Class K
Shares or Class T Shares.
F.             Methodology for Allocating Expenses
Among Classes
            Class-specific expenses of a Portfolio
shall be allocated to the specific class of shares of that Portfolio. Non-class-specific expenses of a Portfolio shall be allocated in accordance with Rule 18f-3(c).


Appendix A


BlackRock Funds II

BlackRock 20/80 Target Allocation Fund
BlackRock 40/60 Target Allocation Fund
BlackRock 60/40 Target Allocation Fund
BlackRock 80/20 Target Allocation Fund
BlackRock Core Bond Portfolio
BlackRock Credit Strategies Income Fund
BlackRock Dynamic High Income Portfolio
BlackRock Emerging Markets Bond Fund
BlackRock Emerging Markets Flexible Dynamic Bond
Portfolio
BlackRock Emerging Markets Local Currency Bond Fund
BlackRock Floating Rate Income Portfolio
BlackRock Global Dividend Portfolio
BlackRock GNMA Portfolio
BlackRock High Yield Bond Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock LifePath(r) Smart Beta 2020 Fund
BlackRock LifePath(r) Smart Beta 2025 Fund
BlackRock LifePath(r) Smart Beta 2030 Fund
BlackRock LifePath(r) Smart Beta 2035 Fund
BlackRock LifePath(r) Smart Beta 2040 Fund
BlackRock LifePath(r) Smart Beta 2045 Fund
BlackRock LifePath(r) Smart Beta 2050 Fund
BlackRock LifePath(r) Smart Beta 2055 Fund
BlackRock LifePath(r) Smart Beta 2060 Fund
BlackRock LifePath(r) Smart Beta Retirement Fund
BlackRock Low Duration Bond Portfolio
BlackRock Managed Income Fund
BlackRock Multi-Asset Income Portfolio
BlackRock Strategic Income Opportunities Portfolio
BlackRock U.S. Government Bond Portfolio